EXHIBIT 99.1

Camber Energy Discloses Communication From NYSE American

HOUSTON, TX / ACCESSWIRE / February 15, 2022 -- Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company, announced that on February 11, 2022 it received a letter from the NYSE American (the “Exchange”) in response to the Company’s request for an extension of the date by which the Company is to file outstanding financial reports.

The Company is not in compliance with the Exchange’s continued listing standards as set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”) given the Company failed to timely file (the “Filing Delinquency”) the following reports (collectively, the “Delayed Reports”): (i) Form 10-K for the 9-month transition period ended December 31, 2020; (ii) Form 10-Q for the period ended March 31, 2021; (iii) Form 10-Q for the period ended June 30, 2021; and (iv) Form 10-Q for the period ended September 30, 2021. The Filing Delinquency will be cured via the filing of the Delayed Reports.

The Company intended to remedy the Filing Delinquency on or before February 15, 2022, however due to certain circumstances requested the Exchange grant the Company a brief extension of time by which to file the Delayed Reports. The Exchange accepted the Company’s request and has allowed the Company until April 1, 2022 to file the Delayed Reports.

If the Company is unable to cure the delinquency by April 1, 2022, the Company may request an additional extension up to the maximum cure period of May 20, 2022. NYSE Regulation staff will review the Company periodically for compliance with adherence to the milestones in the plan. In addition, if the Company does not make progress consistent with the plan during the plan period or if the Company does not complete its Delayed Filings and any subsequently delayed filings with the SEC by the end of the maximum 12-month cure period on May 20, 2022, Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

Receipt of the letter does not have any immediate effect on the listing of the Company’s shares on the Exchange, except that until the Company regains compliance with the Exchange’s listing standards, a “BC” indicator will be affixed to the Company’s trading symbol. The Company’s business operations and SEC reporting requirements are unaffected by the notification, provided that if the Filing Delinquency is not cured then the Company will be subject to the Exchange’s delisting procedures.

The Company is committed to filing the Delayed Reports to achieve compliance with the Exchange’s requirements, and, although there are no guarantees it will do so, the Company expects to file the Delayed Reports on or before April 1, 2022.

About Camber Energy, Inc.

Camber Energy, Inc. is a growth-oriented diversified energy company. Through its majority-owned subsidiary, Camber provides custom energy & power solutions to commercial and industrial clients in North America and owns interests in oil and natural gas assets in the United States The company’s majority-owned subsidiary also holds an exclusive license in Canada to a patented carbon-capture system. For more information, please visit the company’s website at www.camber.energy.

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Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are “forward-looking statements”, which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the COVID-19 pandemic, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions and other factors that are detailed in Camber’s filings with the Securities and Exchange Commission. We intend that all forward-looking statements be subject to the safe-harbor provisions.

Contact Information
Investors and Media:
Tel. 281.404.4387 (ext.3)

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